UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act OF 1934

Date of report (date of earliest event reported): December 21, 2012

BIO-REFERENCE LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	0-15266	22-2405059
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2012, Bio-Reference Laboratories, Inc. (the “Company”) entered into an agreement with Meridian Clinical Laboratory Corporation, a Florida corporation having its place of business in Miami, Florida (“Meridian”), pursuant to which the Company purchased all issued and outstanding common stock of Meridian for approximately $1,850,000, of which $250,000 is deferred for one year.  $1,600,000 was paid in cash.

Meridian was established in the year 2000 and had assets of $401,376 as of June 30, 2012.

Meridian is a privately held, independent medical testing laboratory specializing in bacteriology, chemistry, diagnostic immunology, hematology, and mycology.

The stock purchase transaction is described in more detail in the annexed Stock Purchase Agreement (Exhibit 1.1).

The foregoing description is only a summary and is qualified in its entirety by reference to the Stock Purchase Agreement, which is incorporated by reference into this Item 1.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-REFERENCE LABORATORIES, INC.

Dated: December 26, 2012	By	/s/ Sam Singer
Sam Singer, Chief Financial Officer